BY-LAWS

FEDERAL LIFE INSURANCE COMPANY

SECTION I – OFFICES

1. The registered office of the Company in the State of Illinois shall be in Riverwoods, in Lake County.

2. The Company may also have offices at such other places both within and without the state of Illinois as the Board of Directors may from time to time determine or the business of the Company may require.

SECTION II – STOCKHOLDERS

1. All meetings of the stockholders for the election of directors shall be held at such place as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2. Annual meetings of stockholders shall be held on such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a simple majority vote a board of directors, and transact such other business as may properly be brought before the meeting.

3. Unless otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

4. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or in the chairman’s absence by the president or by a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

6. Unless otherwise required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

8. The holders of a majority of each class of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after eleven months from its date.

11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION III - THE BOARD OF DIRECTORS

1. ELECTION: Directors shall be elected for the terms, and in the manner prescribed in the Articles of Incorporation and the Bylaws. Until otherwise fixed, the number of Directors shall be not less than five and nor more than ten.

2. MEETINGS: The Board of Directors shall hold its annual meeting immediately after the annual meeting of the stockholders. The Board of Directors may hold such other meetings at such places and times as it may designate.

3. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Chairman or by the President or on the written request of a majority of the Board of Directors.

4. NOTICE OF MEETINGS: The Secretary or Chairman of the Company shall give each director notice of the place, day and hour of each meeting of the Board of Directors at least 10 days before the day of the meeting.

5. QUORUM: A majority of the members of the Board of Directors shall constitute a quorum. A Board member who is not an officer or employee shall be included in any quorum for the transaction of business at any meeting of the Board of Directors or committee thereof.

6. COMPENSATION: The Directors shall receive such compensation as the Board of Directors may determine.

SECTION IV – COMMITTEES

1. ELECTION: The Board of Directors shall elect from their own number an Executive Committee, an Investment Committee and an Audit Committee. The Executive Committee shall consist of three or more Directors. A majority of any Committee shall constitute a quorum. The Board of Directors may elect such other committees and confer upon them such authority as it shall deem necessary. It also may confer upon the Chairman the authority to appoint such other committees as he may deem desirable in the efficient management of the Company. Without limiting the foregoing, the Chairman shall appoint a Reinsurance Committee of the Company, as required by Section 179b of the Illinois Insurance Code, which committee shall consist of three or more members and must include at least one member of the Board of Directors. The Reinsurance Committee shall review and approve the Company’s ceded reinsurance, as provided for in Section 179b of the Illinois Insurance Code.

2. AUTHORITY OF THE EXECUTIVE COMMITTEE: The Executive Committee shall have, during the interim between the meetings of the Board of Directors, all of the authority of the Board of Directors in the management of the Company.

3. AUTHORITY OF INVESTMENT COMMITTEE: The Investment Committee shall determine the investment policy and program of the Company, subject to the approval of the Board of Directors.

The Committee, with the approval of the Board of Directors, shall establish limits, subject to law, within which the Company officers shall have authority to invest Company funds in any property or security permitted by law, and to determine the basis upon which the Company officers may buy, sell, transfer, convey, lease and manage any and all such properties and securities.

The Investment Committee, with the approval of the Board of Directors, shall determine the place, or places for safekeeping of Company securities and shall designate persons who shall have access thereto.

4. AUTHORITY OF THE AUDIT COMMITTEE: The authority of the Audit Committee shall be as follows:

a. To recommend to the Board of Directors a firm of independent public accountants to audit the Company’s accounts for the year regarding which the accountants are appointed.

b. To meet the independent public accountants before commencement of the audit:

(i) To discuss the evaluation by the accountants of the adequacy and effectiveness of the accounting procedures and internal controls of the Company;

(ii) To approve the overall scope of the audit to be made and the fees to be charged; and

(iii) To inquire regarding and discuss with the accountants recent Illinois Insurance Department, Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Company’s financial statements.

c. To meet the independent public accountants at the conclusion of the audit:

(i) To review the audited financial statements of the Company;

(ii) To discuss the results of the audit;

(iii) To discuss the report by the accountants to management of the Company regarding the audit and the response by the management thereto; and

(iv) To discuss any significant recommendations by the accountants for improvement of accounting systems and controls of the Company.

SECTION V – OFFICERS

1. ELECTION: The Board of Directors shall elect the officers of the Company.

2. OFFICERS: The officers of the Company shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and/or Assistant Secretaries, and such additional officers as may be elected by the Board of Directors. More than one office may be held by the same person at the same time except the office of President, and the office of Secretary, may not be held by the same person.

3. TERM OF OFFICE: Each officer shall be elected for a term of one calendar year unless, when elected, a shorter term is specified. Each officer shall hold office until his successor be elected, or until his services as such officer be terminated by death, by resignation, by retirement, or by action of the Board of Directors.

4. DUTIES: The Chairman shall preside at all meetings of shareholders and of the Board of Directors.

The Chief Executive Officer shall exercise general supervision of all of the business and affairs of the Company and of all of its officers. He shall be responsible for the execution of all proper directives of the Board of Directors and of the Executive Committee. In the absence of the Chief Executive Officer, the President shall perform all the duties of the Chairman.

The duties of all other officers shall be such as, by statute or general practice, pertain to their respective offices, and such as may be assigned to them by the Chairman, the Executive Committee, or the Board of Directors.

5. COMPENSATION: The compensation of the officers of the Company shall be fixed by the Board of Directors.

6. EXECUTION OF DOCUMENTS: Documents shall be executed in the manner and by such of the officers as may be directed by the Board of Directors or Executive Committee in conformity with statute, law, or the regulations of the Insurance Departments of the states in which the Company is licensed to do business, or, in the absence of such direction, statute, law or regulation, then in such manner as is determined by general practice.

SECTION VI – CERTIFICATE OF STOCK

1. Every holder of stock in the Company shall be entitled to have a certificate, signed by or in the name of the Company by the chairman of the board, or the president and the secretary or an assistant secretary of the Company, certifying the number of shares owned by such person in the Company.

2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

4. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to Company action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

6. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of Delaware.

SECTION V– INDEMNIFICATION

1. INDEMNIFICATION: The Company shall indemnify any person who was or is party to or threatened to be made party to any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in right of the Company) by reason of the fact that he is or was a director, officer, employee, fiduciary of a Company employee benefit plan or member of a committee of the Company, or is or was serving on behalf of the Company as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses, including counsel fees, actually and reasonably incurred by or imposed upon him; provided, however, that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Every such person who has been wholly successful, on the merits or otherwise, with respect to any action, suit or proceeding or claim, or threat thereof, of the character previously described above shall be entitled to such indemnification as of right. Otherwise, payment, reimbursement or indemnification shall be made by the Company to any person, if either, (i) in the case of a person who is not a director and the Board of Directors shall find that the person has met the above stated standards of conduct, or (ii) in the case of a director or an officer who is also a director, independent legal counsel shall deliver to the Company written advice that, in the opinion of such counsel, the director or officer has met the above standards of conduct.

Expenses incurred by any person with respect to any action, suit or proceeding or claim, or threat thereof, of the character previously described above may be advanced by the Company prior to the final disposition of such action, suit, proceeding or claim upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by law or under the provisions of this section.

The foregoing rights of indemnification shall be in addition to any rights to which any director, officer or employee of the Company, former, present or future, may otherwise be entitled to as a matter of law.

2. INDEMNIFICATION INSURANCE: The Company shall have power to purchase and maintain liability insurance on behalf of any person who is serving in any capacity mentioned in SECTION V of these Bylaws, whether or not the Company would have the power to indemnify such person as herein provided.

SECTION VI - AMENDMENT OR REPEAL

1. BYLAWS: These Bylaws may be altered, amended, or repealed by the Board of Directors at any regular or special meeting of the Board of Directors, by a majority vote of the directors present at such meeting.

CERTIFICATION

I, Joseph D. Austin, duly elected and acting Chairman of the Board and Chief Executive Officer of Federal Life Insurance Company, hereby certify that the foregoing is a true and complete copy of the Bylaws of said Company adopted by its Board of Directors at the board meeting held May 27, 2016.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Company this 27th day of May, 2016.

/s/ Joseph D. Austin
Joseph D. Austin
Chairman of the Board and Chief Executive Officer

{corporate seal}

Filed this 23rd day of
June, 2014
/s/ Marcy Savage
Marcy Savage
Corporate Regulation Section